ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000



                                                                    EXHIBIT 10.3
                                                                    ------------


                              CONSULTING AGREEMENT

         This Consulting Agreement (the "Agreement") is dated as of June 1, 2000 (the "Effective Date"), by and between Martin L. Hoffman, an individual (the "Consultant"), and The Publishing Company of North America, Inc., a Florida corporation (the "Client" or the "Company") for services to be provided by the Consultant to the Client as described herein. The parties hereby agree to the following terms and conditions in connection with such services.

         1. Services. The Consultant agrees to deliver to the Client the material described on Exhibit A (the "Project"). If the Client requests additional services related to the Project, the scope of such additional services shall be as agreed by the parties and shall be governed by this Agreement.

         2. Compensation. The parties agree that the Consultant shall receive within five (5) days after the execution of this agreement by all parties and the Client's receipt of an executed investment letter and receipt in the form annexed as Schedule 2, 20,000 shares of the Client's unregistered common stock (the "Common Stock") for the services to be rendered. If the Consultant has not completed the project by October 31, 2000, a number of shares of the Client's Common Stock shall be forfeited and canceled as follows:

                  20,000 [minus the product of (i) the number of articles delivered by the Consultant to the Client (ii) divided by 26 (iii) times 20,000] shall equal the number of shares to be forfeited and canceled. The shares of Common Stock may resold in the future under Rules 144 or 144A under the Securities Act of 1933 (the "Securities Act"), subject to compliance with all of the provisions of the Rules. Rule 144 provides that securities may be resold after a one-year holding period from the date of payment subject to compliance with the Rule. Among other things, an order to sell the securities may only be placed after Form 144 has been mailed to the Securities and Exchange Commission, the securities must be sold to or through a broker-dealer, the volume limitations must be met (i.e., the greater of 1% of the outstanding shares or the average weekly trading volume for the four weeks preceding the filing of Form 144) and there can be no solicitation of any buy orders. Rule 144A applies to sales to institutions which are "qualified institutional buyers".

         2.1      Registration Rights.

                  (a)       Piggyback Registration.

                           (i) Each time that the Company proposes for any
reason to register any of its Common Stock under the Securities Act of 1933 (the "Securities Act") in connection with the proposed offer and sale of its Common Stock , either for its own account or on behalf of any


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

other security holder ("Proposed Registration"), other than pursuant to a registration statement on Forms S-4, S-8 or any similar forms, the Company shall promptly give written notice of such Proposed Registration to Shareholder, and shall offer to Shareholder the right to request inclusion of his Common Stock issued pursuant to the terms of the Agreement in the Proposed Registration.

                           (ii) The Shareholder shall have 30 days from the
receipt of such notice to deliver to the Company a written request specifying the number of shares of Common Stock that Shareholder intends to sell in the Proposed Registration, as well as information on Shareholder's intended method of disposition.

                           (iii) If the Proposed Registration by the Company is,
in whole or in part, an underwritten public offering, the Company shall so advise Shareholder and any request must specify that his Common Stock be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

                           (iv) Upon receipt of a written request the Company
shall promptly use its best efforts to cause all such shares of Common Stock held by Shareholder to be registered under the Securities Act (and included in any related qualifications or registration under blue sky laws , to the extent required to permit sale or disposition as set forth in the Proposed Registration.

                           (v) If the offering is to be an underwritten
offering, and Shareholder proposes to distribute its shares of Common Stock through such underwritten offering, Shareholder agrees to enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company. The Shareholder may withdraw his Common Stock from such offering at any time until the dayprior to the effective date of the registration statement by written notice to the Company and the managing underwriter.

Notwithstanding the foregoing, if in its good faith judgment the managing underwriter determines and advises the Company in writing that the inclusion of the Common Stock issued to Shareholder pursuant to the Agreement in the underwritten public offering, together with any Common Stock offered by the Company would interfere with the successful marketing of such securities, the managing underwriter may exclude the Common Stock owned by the Shareholder from the Proposed Registration as long as all shares of Common Stock owned by the Company's officers, directors and 5% shareholders are excluded.


                  (b) Preparation and Filing. If and whenever the Company is under an obligation pursuant to this Agreement to use its best efforts to effect the registration of any shares of its Common Stock, the Company shall, as expeditiously as practicable:


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

                           (i) prepare and file with the Securities and Exchange
Commission (the "Commission") a registration statement for such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 2(b) hereof;

                           (ii) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (A) the sale of all Common Stock covered thereby or (B) three months after the effective date of the registration statement, and to comply with the provisions of the Securities Act for the sale or other disposition of all Common Stock covered by such registration statement;

                           (iii) furnish to the Shareholder such number of
copies of any prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request to facilitate the public sale or other disposition of such shares of Common Stock issued to Shareholder pursuant to this Agreement;

                           (iv) use its best efforts to register or qualify the
Common Stock covered by such registration statement under the securities or blue sky laws of New York and up to three other states that do not impose what is commonly referred to as merit review (except to the extent provided in Section 2
(a) (iv)) and do all other acts or things which may be necessary or advisable to enable Shareholder to consummate the public sale or other disposition in such jurisdictions of such Common Stock; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not liable for such taxes;

                           (v) at any time when a prospectus is required to be
delivered under the Securities Act, notify Shareholder of the happening of any event as a result of which the prospectus includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of the Shareholder, as promptly as practicable prepare, file and furnish to the Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (vi) if the Company has delivered preliminary or
final prospectuses to Shareholder and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Company shall promptly notify Shareholder and Shareholder , if requested, shall immediately cease making offers of his Common Stock and return all prospectuses to the Company. The Company shall promptly provide Shareholder with revised


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

prospectuses and, following receipt of the revised prospectuses, Shareholder shall be free to resume making offers of the Common Stock.

                  (c) Expenses. The Company shall pay all expenses incurred in complying with this Section 2.1, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD Regulation, Inc.), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and disbursements of the Company's counsel; provided, however, that all underwriting discounts and selling commissions, attorneys' fees of Shareholder, if any, and selling expenses applicable to the Common Stock issued to Shareholder and covered by registration effected pursuant to this Section 2.1 hereof, shall be borne by Shareholder.

         3. Term. The Consultant's services in connection with the Project shall begin immediately upon execution of this Agreement and be completed by October 31, 2000. This Agreement shall govern all services provided by the Consultant in connection with the Project and any additional services related to the Project as agreed to by the parties.

         4. Confidentiality. The Consultant recognizes that certain confidential information concerning the Client may be furnished by the Client to the Consultant in connection with the Project ("Confidential Information").

                  The Consultant agrees that it will disclose Confidential Information only to those of its directors, officers, employees, advisors, attorneys or agents who have a need to know such information, or to advisors to the Client. Confidential Information shall not include information that (i) is in the possession of the Consultant prior to its receipt of such information from the Client, (ii) is or becomes publicly available other than as a result of a breach of this agreement by the Consultant, or (iii) is or can be independently acquired or developed by the Consultant without violating any of its obligations under this Agreement.

                  The Client recognizes and confirms that the Consultant does not assume responsibility for the accuracy or completeness of the Confidential Information or such other publicly available information.

                   If the Consultant receives a request to disclose all or any part of any Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, judicial or administrative agency or by a legislative body or committee, such disclosure by the Consultant shall not constitute a violation of this Agreement provided that the Consultant (a) promptly notifies Client of the existence, terms and circumstances surrounding such request, (b) consults with Client on the advisability of taking available legal steps to resist or narrow such request, and (c) if disclosure of such Confidential Information is required or deemed advisable, exercises its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the Confidential Information to be disclosed which Client designates.


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

         5. Work Product. All work product created by the Consultant in connection with the Project shall be "work for hire" and the Client shall be the rightful owner under U.S. copyright laws, free and clear of all claims of ownership or otherwise (including the Consultant's). The Consultant will do any and all things, and execute any and all documents as may be appropriate to achieve the objectives of this Section 5.

         5.1 License to Consultant. Notwithstanding anything contained herein to the contrary, Consultant shall retain and the Client hereby grants to the Consultant the absolute, perpetual, exclusive and unconditional right and license to sell and publish any work or content provided hereunder in any forum other than electronically on the Internet; in connection therewith, Client will execute any additional documents necessary or reasonably required to permit the sale or publication thereof within ten days of demand for such documentation. Any revenue, profit or royalties derived from the non-electronic publication of the work described herein shall be the sole and exclusive property of the Consultant.

         6. Indemnification. The Consultant hereby agrees to indemnify and hold harmless (i) the Client, (ii) any entity directly or indirectly controlling, controlled by, or under common control with, the Client, or any other affiliates of the Client (collectively, "Affiliates"), and (iii) the respective directors, officers, stockholders, agents and employees of the Client or Affiliates (collectively, "Indemnified Persons"), from and against all claims, liabilities, losses, damages, and expenses as incurred (including reasonable legal fees and disbursements of counsel), joint or several (including actions or proceedings in respect thereof) (collectively, "Losses"), relating to or arising out of: (i) the Project (including the provision of consulting services), or (ii) any transaction or matter which is related to the subject matter of the Project.

                  The Consultant shall not, however, be liable under the foregoing indemnity agreement to the extent that any such Losses are determined by an arbitration pursuant to Section 17 of this Agreement or are otherwise finally determined, as the case may be, to have resulted primarily from the gross negligence, willful misconduct or bad faith of any Indemnified Person in connection with the Project.

                  No Indemnified Party shall have the right to settle any action brought against it without the consent of the Consultant. Notwithstanding the foregoing, the Client may have the right to settle any action brought against an Indemnified Party as long as the Indemnified Party has been delivered a complete release as a condition of the settlement.

                  Both parties acknowledge and agree that its obligations hereunder shall be in addition to any rights that any Indemnified Person may have at law or otherwise.

         7. Independent Contractor. The parties agree that the Consultant is an independent contractor to the Client and will not be deemed an employee of the Client for any purpose whatsoever. Without limiting the foregoing, all income taxes arising from or in connection with professional fees paid by the Client to the Consultant for the services provided under this


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000


Agreement shall be borne by the Consultant. Neither party nor such party's directors, officers, employees or agents, shall bind or make any commitment on behalf of the other party.

         8. Severability. If any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         9. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         10. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instruments. The execution of this Agreement may be by actual or facsimile signature.

         11. Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, heirs, successors and assigns.

         12. Notices and Addresses. All notices, offers, acceptance and any other acts under this Agreement (except nonpayment) shall be in writing, and shall be sufficiently given if delivered to the addressees in person, by Federal Express or similar receipted delivery, by facsimile delivery or, if mailed, postage prepaid by certified mail, return receipt requested as follows:

If to Client:               The Publishing Company of North America, Inc.
                            186 P.C.N.A. Parkway
                            Lake Helen, FL 32744-0280
                            Facsimile: (904) 228-0271

With a copy to:             Michael D. Harris, Esq.
                            Michael Harris, P.A.
                            1645 Palm Beach Lakes Boulevard
                            Suite 550
                            West Palm Beach, FL 33401
                            Facsimile:  (561) 478-1817

If to Consultant:           Martin L. Hoffman
                            4350 Player Street
                            Hollywood, FL  33021
                            Facsimile: (954) 923-0060


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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

With a copy to:             John P. Fenner, Esq.
                            3998 FAU Boulevard
                            Suite 200
                            Boca  Raton, FL 33431
                            Facsimile: (561) 620-8569

or to such other address as either of them, by notice to the other may designate from time to time. Time shall be counted to, or from, as the case may be, the date of delivery.

         13. Attorney's Fees. If there is any controversy or claim arising out of or relating to this Agreement, or to the interpretation, breach, or enforcement thereof, and any action or proceeding including an arbitration proceeding is commenced to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award by the court or arbitrator, as appropriate, of reasonable attorney's fees, including the fees on appeal, costs and expenses.

         14. Oral Evidence. This Agreement constitutes the entire Agreement between the parties and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing signed by the party or parties against which enforcement or the change, waiver discharge or termination is sought.

         15. Additional Documents. The parties hereto shall execute such additional instruments as may be reasonably required by their counsel in order to carry out the purpose and intent of this Agreement and to fulfill the obligations of the parties hereunder.

         16. Governing Law. This Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of Florida, without regard to choice of law considerations.

         17. Arbitration. Any controversy, dispute or claim arising out of or relating to this Agreement, or its interpretation, application, implementation, breach or enforcement which the parties are unable to resolve by mutual agreement, shall be settled by submission by either party of the controversy, claim or dispute to binding arbitration in Volusia County, Florida (unless the parties agree in writing to a different location), before a single arbitrator in accordance with the rules of the American Arbitration Association then in effect. In any such arbitration proceeding the parties agree to provide all discovery deemed necessary by the arbitrator. The decision and award made by the arbitrator shall be final, binding and conclusive on all parties hereto for all purposes, and judgment may be entered thereon in any court having jurisdiction thereof.

         18. Section or Paragraph Headings. Section headings herein have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part any of the terms or provisions of this Agreement.


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

                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

IN WITNESS WHEREOF, the parties has hereto have set this hand and seal as of the date first above written.


Witnesses                          The Publishing Company of North America, Inc.

----------------------------
                                   By: /s/ Peter S. Balise
----------------------------           ---------------------------------------
                                       Peter S. Balise, President


Witnesses                          Martin L. Hoffman

                                   By: /s/ Martin L. Hoffman
----------------------------           ---------------------------------------
                                       Martin L. Hoffman





















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

                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000


                                    EXHIBIT A
                                    ---------

                                   THE PROJECT
                                   -----------


         Twenty-six (26) new consumer-oriented articles shall be written and provided to the Client by October 31, 2000. These new articles will be similar in regards to depth and breadth of content to the articles listed in Item A of
Schedule 1.2(c) of that certain SHARE EXCHANGE AGREEMENT dated and effective as of June 1, 2000 by and between the Client and rfp NOW, inc. The Consultant will choose the topic areas deemed most relevant to the general public.






































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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000


                                   SCHEDULE 2
                                   ----------

                      FORM OF INVESTMENT LETTER AND RECEIPT
                      -------------------------------------

The Publishing Company of North America, Inc.
186 P.C.N.A. Parkway
Lake Helen, FL  32744

         Re: The Publishing Company of North America, Inc./ Stock Transfer

Dear Sirs:

         This will confirm my representation to you and my agreement with you in connection with my acquisition of 110,000 shares ("Shares") of the common stock of The Publishing Company of North America, Inc. (the "Company"), a Florida corporation.

         1. Prior to my acquisition of these Shares, I have reviewed the operations of the Company and in this connection the Company offered me access to the same information concerning it which would be contained in a prospectus meeting the requirements of ss.10 to the Securities Act of 1933 ("Securities Act"), ss.517.061(11)(a)3 of the Florida Securities and Investor Protection Act ("Florida Act") and Rule 3E-500.05 thereunder, and other applicable state securities laws. In connection therewith, I furnished you with information, upon which you have relied, in support of my advice to you that I am a substantial investor and able to bear the risk of the loss of my entire investment. In addition, I have the knowledge and experience in business matters so that I am capable of evaluating the merits and risks involved with my acquisition of the Shares. Alternatively, in making such acquisition I relied upon the advice of N/A as to the appropriateness of such investment, and such person has the knowledge and experience in business matters so as to be capable of evaluating the merits and risks involved with the acquisition of the Shares.

         2. I have acquired the Shares for my own account. You have advised me that the transfer of the Shares to me will not be registered under the Securities Act, the Florida Act, and other applicable state securities laws, and that in not registering the Shares you have relied upon my representations to you set forth in this letter. The Shares were acquired by me for my own account for investment and not with a view to, or for resale in connection with, the distribution thereof. I have no present intention of reselling or distributing them after any period of time. I do not have any contract, undertaking, agreement or arrangement with any person to sell or transfer to such persons or to any third person, any of the Shares. My acquisition of the Shares for investment is consistent with my financial needs.

         3. I shall make no disposition at any time of any of the Shares in contravention of the provisions of the Securities Act, the Florida Act, or rules thereunder.

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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000

         4. I shall make no disposition of any of the Shares unless and until
(i) notice of the proposed disposition shall have been given to the Company and
(ii) the Company shall have received the written opinion of its counsel to the effect that (a) the proposed disposition will not be in contravention of any of the registration provisions of the Securities Act, the Florida Act, and other applicable state securities laws or (b) appropriate action necessary for compliance with the registration provisions of the Securities Act, Florida Act and other applicable state securities laws has been taken.

         5. I hereby authorize the Company to imprint an appropriate restrictive legend on the certificates representing the Shares acquired by me.


Dated: June 1, 2000                         Very truly yours,
       ------

                                            /s/ Martin L. Hoffman
                                            -----------------------------------
                                            Martin L. Hoffman



























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                               ATTORNEYS.COM, INC.
                        FORM 10-QSB - SEPTEMBER 30, 2000


                                  R E C E I P T


         In connection with my acquisition of restricted shares of The Publishing Company of North America, Inc. (the "Company"), I hereby acknowledge receipt of the following documents:

     1.  Form 10-KSB for the fiscal year ended December 31, 1999.
     2.  Form 10-QSB for the quarter ended March 31, 2000.
     3.  Proxy Statement for 2000 annual meeting.
     4.  Prospectus dated March 7, 2000.

         I acknowledge that I have had the opportunity to not only review all of the documents listed above and obtain independent advice with respect to the disclosures contained therein, but also further acknowledge that I have had the opportunity to ask questions of the officers and directors of the Company concerning any further information I may desire.

Dated: June 1, 2000
       ------

                                                          /s/ Martin L. Hoffman
                                                          ---------------------























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